GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2014 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - May 5, 2014 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter ended March 31, 2014. Greenlight Re reported net loss of $8.9 million for the first quarter of 2014 compared to net income of $56.7 million for the same period in 2013. The net loss per share was $0.24 compared to fully diluted net income per share of $1.52 for the same period in 2013.

Fully diluted adjusted book value per share was $27.61 as of March 31, 2014, a 17.7% increase from $23.45 per share as of March 31, 2013.

Financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2014 include:

•
Gross written premiums of $118.9 million, compared to $127.0 million in the first quarter of 2013; net earned premiums were $111.7 million, an increase from $109.5 million reported in the prior-year period.

•	Underwriting income of $6.5 million, compared to underwriting income of $1.9 million in the first quarter of 2013.

•	A net investment loss of 0.7% on Greenlight Re's investment portfolio managed by DME Advisors, LP compared to a net investment gain of 5.8% in the first quarter of 2013.

“Our underwriting portfolio performed adequately during the first quarter of 2014,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “We continue to focus our underwriting efforts on creating long term relationships in areas of the market that we feel provide attractive returns to our shareholders."

“Our investment portfolio had a small loss as we continue to be defensively positioned in an uncertain investment environment,” stated David Einhorn, Chairman of the Board of Directors. “Our underwriting team continues to proceed carefully under challenging reinsurance market conditions.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter March 31, 2014 on Tuesday, May 6, 2014 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2014 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2014 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-317-6016

International            1-412-317-6016

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre140506.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 6, 2014 until 9:00 a.m. Eastern time on May 14, 2014.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10043451. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$4,330	$4,312
Equity securities, trading, at fair value	1,227,911	1,282,156
Other investments, at fair value	110,709	107,211
Total investments	1,342,950	1,393,679
Cash and cash equivalents	4,283	3,722
Restricted cash and cash equivalents	1,228,916	1,334,074
Financial contracts receivable, at fair value	82,623	104,048
Reinsurance balances receivable	185,833	167,340
Loss and loss adjustment expenses recoverable	16,192	16,829
Deferred acquisition costs, net	53,046	51,797
Unearned premiums ceded	6,050	3,173
Notes receivable	15,917	16,049
Other assets	5,475	4,565
Total assets	$2,941,285	$3,095,276
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$986,408	$1,111,690
Financial contracts payable, at fair value	23,659	18,857
Due to prime brokers	285,896	314,702
Loss and loss adjustment expense reserves	329,012	329,894
Unearned premium reserves	177,332	173,057
Reinsurance balances payable	43,382	38,789
Funds withheld	9,804	10,126
Other liabilities	12,598	11,857
Total liabilities	1,868,091	2,008,972
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,958,744 (2013: 30,791,865): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2013: 6,254,949))	3,721	3,705
Additional paid-in capital	497,574	496,622
Retained earnings	542,387	551,268
Shareholders’ equity attributable to shareholders	1,043,682	1,051,595
Non-controlling interest in joint venture	29,512	34,709
Total equity	1,073,194	1,086,304
Total liabilities and equity	$2,941,285	$3,095,276

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31,
	2014	2013
Revenues
Gross premiums written	$118,901	$126,964
Gross premiums ceded	(5,940)	3,978
Net premiums written	112,961	130,942
Change in net unearned premium reserves	(1,272)	(21,471)
Net premiums earned	111,689	109,471
Net investment income (loss)	(10,150)	61,139
Other income, net	441	389
Total revenues	101,980	170,999
Expenses
Loss and loss adjustment expenses incurred, net	67,363	66,278
Acquisition costs, net	37,796	41,296
General and administrative expenses	6,459	3,760
Total expenses	111,618	111,334
Income (loss) before income tax expense	(9,638)	59,665
Income tax (expense) benefit	560	(308)
Net income (loss) including non-controlling interest	(9,078)	59,357
(Income) loss attributable to non-controlling interest in joint venture	197	(2,624)
Net income (loss)	$(8,881)	$56,733
Earnings (loss) per share
Basic	$(0.24)	$1.54
Diluted	$(0.24)	$1.52
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	36,808,386	36,730,315
Diluted	36,808,386	37,424,894

The following table provides the ratios for the three months ended March 31, 2014 and 2013:

	Three months ended March 31,			Three months ended March 31,
		2014			2013
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	62.8%	18.8%	60.3%	71.2%	(676.4)%	60.5%
Acquisition cost ratio	34.9%	16.1%	33.8%	37.6%	46.2%	37.7%
Composite ratio	97.7%	34.9%	94.1%	108.8%	(630.2)%	98.2%
Internal expense ratio			4.8%			4.5%
Corporate expense ratio			1.0%			(1.0)%
Combined ratio			99.9%			101.7%